Exhibit 99.2

Bit Digital Announces Pricing of Upsized $135 Million Convertible Notes Offering

NEW YORK, September 30, 2025 (PRNewswire) — Bit Digital, Inc. (Nasdaq: BTBT) (“Bit Digital” or the “Company”) today announced the pricing of its upsized underwritten public offering (the “Offering”) of $135,000,000 aggregate principal amount of 4.00% convertible senior notes due 2030 (the “Notes”). The sale of the Notes is expected to close on October 2, 2025, subject to customary closing conditions. The Company also granted the underwriters in the Offering a 30-day option to purchase up to an additional $15,000,000 aggregate principal amount of Notes on the same terms and conditions, solely to cover over-allotments.

The Notes will be senior, unsecured obligations of the Company and will accrue interest at a rate of 4.00% per year, payable semiannually in arrears. The Notes will mature on October 1, 2030, unless earlier converted, redeemed or repurchased. Holders may convert all or any portion of their Notes at their option any time prior to the close of business on the second scheduled trading day immediately preceding the maturity date. Upon conversion, the Company will pay or deliver to such converting holders, as the case may be, cash, ordinary shares, par value $0.01 per share, of the Company (the “ordinary shares”) or a combination of cash and ordinary shares, at its election. The initial conversion rate will be 240.3846 shares per $1,000 principal amount of Notes (equivalent to an initial conversion price of $4.16 per ordinary share and represents a conversion premium of 30% above the last reported sale price of the ordinary shares on September 29 2025, which was $3.20), subject to adjustment upon the occurrence of certain events.

Bit Digital estimates that the net proceeds from the Offering will be approximately $128.9 million (or approximately $143.3 million if the underwriters exercise their over-allotment option in full), after deducting the underwriters’ discounts and commissions and estimated offering expenses.

The net proceeds from the Offering will primarily be used to purchase Ethereum and may be used by the Company for general corporate purposes, including potential investments, acquisitions and other business opportunities relating to digital assets.

Barclays, Cantor and B. Riley Securities are acting as joint lead book-running managers for the Offering.

The Offering was made pursuant to an effective shelf registration statement on Form S-3, as amended, filed with the U.S. Securities and Exchange Commission (the “SEC”), which was declared effective by the SEC on June 20, 2025. A preliminary prospectus supplement relating to the Offering has been filed with the SEC and a final prospectus supplement and the accompanying prospectus related to the Offering will be filed with the SEC and will be available on the SEC’s website at www.sec.gov. Before you invest, you should read the final prospectus supplement and accompanying prospectus and other documents the Company has filed with the SEC for more complete information about Bit Digital and the Offering.

Copies of the final prospectus supplement and the accompanying prospectus related to the Offering may also be obtained from: Barclays Capital Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, by telephone at 1-888-603-5847, or by email at barclaysprospectus@broadridge.com, Cantor Fitzgerald & Co., Attention: Equity-Linked Capital Markets, 110 East 59th Street, 6th Floor, New York, New York 10022, by email at elcm@cantor.com or B. Riley Securities, 1300 17th Street North, Suite 1300, Arlington, VA 22209, Attention: Prospectus Department, by telephone at (703) 312-9580 or by email at prospectuses@brileysecurities.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to purchase any securities, nor shall there be a sale of the securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful. The Offering will be made only by means of the prospectus supplement and the accompanying prospectus. This press release contains information about the pending Offering, and there can be no assurance that the Offering will be completed.

About Bit Digital

Bit Digital is a publicly traded digital asset platform focused on Ethereum-native treasury and staking strategies. The Company began accumulating and staking ETH in 2022 and now operates one of the largest institutional Ethereum staking infrastructures globally. Bit Digital’s platform includes advanced validator operations, institutional-grade custody, active protocol governance, and yield optimization. Through strategic partnerships across the Ethereum ecosystem, Bit Digital aims to deliver exposure to secure, scalable, and compliant access to onchain yield.

Forward-Looking Statements

This press release may contain certain “forward-looking statements” relating to the business of Bit Digital, Inc., and its subsidiary companies. All statements, other than statements of historical fact, included herein are “forward-looking statements,” including statements about Bit Digital, Inc.’s ability to consummate the Offering and the anticipated use of proceeds from the Offering. These forward-looking statements are often identified by the use of forward-looking terminology such as “believes,” “intends,” “expects,” or similar expressions, involving known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risks, uncertainties and forward-looking statements described under “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2024 (Annual Report) and any subsequently filed quarterly reports on Form 10-Q and any Current Reports on Form 8-K. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release.

The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company’s periodic reports that are filed with the Securities and Exchange Commission and available on its website at http://www.sec.gov. If any material risk was to occur, our business, financial condition or results of operations would likely suffer. In that event, the value of our securities could decline and you could lose part or all of your investment. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. In addition, our past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results in the future. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

Investor Contact:

ir@bit-digital.com